Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement is entered into as of October 23, 2013 (the “Execution Date”), by and among (i) Patriot Coal Corporation a nd its affiliates that are debtors and debtors-in-possession (collectively, “Patriot” or the “Debt ors”) in the jointly administered chapter 11 cases captioned In re Patriot Coal Corporation, et al., Case No. 12-51502-659 (Bankr. E.D. Mo.) (the “Chapter 11 Cases”) pending in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) and ( ii) Arch Coal, Inc. and its subsidiaries and affiliates (collectively, “Arch”). Together, Patri ot and Arch are referred to in this Term Sheet as the “Parties”.

WHEREAS, Patriot filed for protection under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on July 9, 2012 (the “ Petition Date”), in the United States Bankruptcy Court for the Southern District of New York; and

WHEREAS, the Debtors’ Chapter 11 Cases are being jointly administered; and

WHEREAS, on December 31, 2005, Arch and Magnum Coal Company (“Magnum”) entered into the Purchase and Sale Agreement between Arch and Magnum (the “Magnum PSA”), whereby Arch sold 100% of the stock of certa in mining operations in exchange for $15 million, the assumption of certain liabilities, and a contribution of $7.5 million to two newly-established voluntary employee benefit associations; and

WHEREAS, on April 2, 2008, Patriot, Magnum, ArcLight Energy Partners Fund I, L.P., and ArcLight Energy Partners Fund II, L.P. entered into the Agreement and Plan of Merger (the “Merger Agreement”) whereby Patriot acquired the en tirety of the outstanding stock of Magnum, in exchange for stock of Patriot and Patriot’s assumption of certain liabilities (the “Merger”); and

WHEREAS, the Debtors and the Official Committee of Unsecured Creditors of Patriot Coal Corporation (the “Creditors’ Committee”) have been investigating potential causes of action arising out of or relating to the Merger; and

WHEREAS, on September 3, 2013, the Debtors and the Creditors’ Committee moved for leave to take discovery of Arch pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure; and

WHEREAS, on September 20, 2013, the Bankruptcy Court entered a stipulated order authorizing the Debtors and the Creditors’ Committee to take Rule 2004 discovery of Arch; and

WHEREAS, on September 23, 2013, Patriot served a subpoena containing 30 individual requests on Arch (the “Rule 2004 Subpoena”); and

WHEREAS, the Debtors and the Creditors’ Committee have been engaged in analysis of Patriot’s own documents, and interviews with current Patriot employees, as part of the investigation of the Merger; and

WHEREAS, the Overriding Royalty Agreement dated October 31, 1994 (the “Override Agreement”) among Robin Land Company, LLC (“RLC”) a nd STB Ventures, Inc. (“STB”)

requires RLC to pay royalties to STB based on sales of coal mined from certain coal reserves located in West Virginia; and

WHEREAS, on August 10, 2012, RLC commenced an adversary proceeding in the Bankruptcy Court, Robin Land Company, LLC v. STB Ventures, Inc., Adv. Pro. No. 12-04355 (Bankr. E.D. Mo.) (the “STB Adversary Proceeding”), seeking a declaration that the Override Agreement is a standalone, non-executory contract for purposes of section 365 of the Bankruptcy Code; and

WHEREAS, on February 4, 2013, Arch, Ark Land Company (“Ark Land”) and Ark Land KH, Inc. (“ALKH”, together with Arch and Ark Land, the “Arch Entities”) intervened as defendants in the STB Adversary Proceeding, as a result of a Guaranty (the “Guaranty”) that Arch Mineral Corporation (a predecessor-in-interest to Arch) and STB, among others, had executed on October 31, 1994; and

WHEREAS, STB contends that the Guaranty requires Arch to indemnify STB if RLC fails to pay the Override Agreement; and

WHEREAS, on February 19, 2013, STB and the Arch Entities answered RLC’s complaint and filed counterclaims against RLC (i) seeking a declaration that the Override Agreement is an executory contract subject to section 365(d)(3) of the Bankruptcy Code and that RLC’s obligation to pay royalties under the Override Agreement is integrated with and not severable from the Debtors’ rights and obligations under certain other leases and executory contracts, (ii) claiming a post-petition breach of contract and (iii) claiming unjust enrichment and seeking to impose a constructive trust on RLC’s assets; and

WHEREAS, on March 4, 2013, RLC filed a motion for judgment on the pleadings and a motion to dismiss the counterclaims, and, on April 2, 2013, filed an answer to STB’s and Arch’s counterclaims; and

WHEREAS, on March 5, 2013, STB and the Arch Entities moved to compel RLC to make payments under the Override Agreement to STB, arguing that the Override Agreement is integrated with and not severable from (1) the Combined, Amended and Restated Coal Lease dated October 31, 1994 between Ark Land and Kelly-Hatfield Land Company (as amended, the “Kelly-Hatfield Lease”); (2) the Combined, Amended and Restated Coal Lease dated October 31, 1994 between Ark Land and Lawson Heirs, Inc. (the “ Lawson Heirs Lease”); (3) the Asset Purchase Agreement dated October 31, 1994 among Ark Land, Apogee Coal Company, STB, and others; and (4) the Assignment and Assumption of Leases dated October 31, 1994 by and among STB, Eagle Minerals Company and Ark Land; and (5) the Liabilities Undertaking Agreement dated October 31, 1994 by and among STB, Eagle Minerals Company, Ark Land and others; and

WHEREAS, on April 23, 2013, oral argument was held before the Bankruptcy Court on both RLC’s motion for judgment on the pleadings and to dismiss counterclaims, and on STB’s motion to compel, on April 23, 2013; and

WHEREAS, the Bankruptcy Court has not ruled on the motions pending in the STB Adversary Proceeding; and

WHEREAS, the Parties have engaged in extensive, arms’-length negotiations in an attempt to reach a global resolution of the matters settled in this Settlement Agreement; and

WHEREAS, on October 4, 2013, the Debtors and Arch entered into a term sheet (the “Term Sheet”), that set forth the principle terms o f a settlement that resolves all disputes between the Debtors and Arch; and

WHEREAS, as of October 4, 2013, the Parties agreed to stay the STB Adversary Proceeding and related matters and suspend any obligations of Arch to respond to the Rule 2004 Subpoena; and

WHEREAS, on October 16, 2013, the Debtors filed the Motion of the Debtors for Entry of an Order Pursuant to 11 U.S.C. §§ 363(b) and 105(a) and Fed. R. Bankr. P. 9019(a) Approving the Settlement with Arch Coal, Inc., (the “Approval Motion”) seeking approval of the settlement embodied in this Settlement Agreement; and

WHEREAS, the Debtors have concluded that the Settlement embodied in this Settlement Agreement is in the best interests of the Estates and their creditors, as it provides for fair, reasonable, and adequate consideration in exchange for the releases and consideration the Estates will provide; and

WHEREAS, the consideration provided pursuant to this Settlement Agreement and resolution of the matters settled herein is an essential and integral aspect of the Debtors’ strategy for emergence from bankruptcy protection; and

WHEREAS, all Parties are willing to enter into this Settlement Agreement to resolve finally the matters settled herein, among other reasons, to avoid the attendant expense, risk, difficulties, delays, and uncertainties of litigation; and

NOW, THEREFORE, for and in sufficient consideration of the promises and the mutual covenants contained herein, and subject to Bankruptcy Court approval, the Parties hereby agree as follows:

1.	Definitions. As used in this Settlement Agreement, the following terms have the respective meanings indicated in this Section 1.

1.1.	“Allowed Administrative Expense Claim” has the mean ing set forth in Section 7.1 hereof.

1.2.	“Allowed Unsecured Claims” has the meaning set fort h in Section 7.2 hereof.

1.3.	“Approval Motion” has the meaning set forth in the recitals to this Settlement Agreement.

1.4.
“Approval Order” means an order of the Bankruptcy C ourt in form and substance reasonably acceptable to the Parties that, among other things, approves the Settlement Agreement and contains the releases set forth herein, it being understood and agreed that the form of order attached hereto as Exhibit A is acceptable to the Parties.

1.5.	“Arch” has the meaning set forth in the recitals to this Settlement Agreement.

1.6.	“Arch Discovery Obligations” has the meaning set fo rth in Section 12 hereof.

1.7.	“Arch Entities” has the meaning set forth in the re citals to this Settlement Agreement.

1.8.	“Arch Released Parties” means Arch, its current and former professionals, employees, advisors, officers, directors, agents, predecessors, and successors, but shall not include ArcLight.

1.9.	“ArcLight” means ArcLight Capital Partners LLC and its affiliates, subsidiaries, and managed entities.

1.10.	“AKLH” has the meaning set forth in the recitals to this Settlement Agreement.

1.11.	“Ark Land” has the meaning set forth in the recital s to this Settlement Agreement.

1.12.	“Bankruptcy Code” has the meaning set forth in the recitals to this Settlement Agreement.

1.13.	“Bankruptcy Court” has the meaning set forth in the recitals to this Settlement Agreement.

1.14.	“Business Day” means a day which is not a Saturday, a Sunday, or a “legal holiday” as defined in Rule 9006 of the Federal Rul es of Bankruptcy Procedure.

1.15.	“Cash Payment” has the meaning set forth in Section 2 hereof.

1.16.
“Causes of Action” means, without limitation, any a nd all actions, proceedings, causes of action, controversies, liabilities, obligations, rights, rights of set-off, recoupment rights, suits, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, franchises, claims (as defined in section 101(5) of the Bankruptcy Code and including alter-ego claims and claims under chapter 5 of the Bankruptcy Code as well as any claims or rights created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases), counterclaims, cross-claims, affirmative defenses and demands of any kind or character whatsoever, whether known or unknown, asserted or unasserted, reduced to judgment or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in contract or in tort, in law, in equity or otherwise in any court, tribunal, forum or proceeding, under any local, state, federal, foreign, statutory, regulatory or other law or rule, based in whole or in part upon any act or omission or other event occurring prior to July 9, 2012 or during the course of the Chapter 11 Cases, including through the Effective Date, in all cases other than those arising under this Settlement Agreement or the Approval Order, or otherwise expressly preserved under this Settlement Agreement or the Approval Order, including, but not limited to, those that Arch may have against any of the Debtors arising under or related to any agreement entered into after the Petition Date or assumed prior to or as of the Effective Date, which are not released and are expressly preserved.

1.17.	“Chapter 11 Cases” has the meaning set forth in the recitals to this Settlement Agreement.

1.18.	“Claim” means “claim” as defined in section 101(5) of the Bankruptcy Code.

1.19.	“Creditors” Committee” has the meaning set forth in the recitals to this Settlement
Agreement; provided, reference to the “Creditors’ C ommittee” shall be deemed to include each member of the Creditors’ Committee solely in its capacity as such, and each advisor to the Creditors’ Committee.

1.20.	“Confirmed Plan” means a Plan confirmed by the Bank ruptcy Court pursuant to section 1129 of the Bankruptcy Code.

1.21.	“Contract Assumptions” has the meaning set forth in Section 5 hereof.

1.22.	“Contract Rejections” has the meaning set forth in Section 6 hereof.

1.23.
“Debtors” has the meaning set forth in the recitals to this Settlement Agreement; providedthat wherever the context so requires, reference to the “Debtors” shall mean (or shall also mean, as the case may be) the reorganized Debtors.

1.24.	“Effective Date” has the meaning set forth in Sect ion 14 hereof.

1.25.	“Execution Date” has the meaning set forth in the r ecitals to this Settlement Agreement.

1.26.	“Guaranty” has the meaning set forth in the recital s to this Settlement Agreement.

1.27.	“Kelly-Hatfield Lease” has the meaning set forth in the recitals to this Settlement Agreement.

1.28.	“Lawson Heirs Lease” has the meaning set forth in t he recitals to this Settlement Agreement.

1.29.	“Lease Assumptions” has the meaning set forth in Se ction 4 hereof.

1.30.	“Litigation Trust” means the post-emergence litigat ion trust described in the Memorandum of Understanding.

1.31.	“Magnum” has the meaning set forth in the recitals to this Settlement Agreement.

1.32.	“Magnum PSA” has the meaning set forth in the recit als to this Settlement Agreement.

1.33.	“Master Coal Sales and Services Agreement” means th e Master Coal Sales and Services Agreement effective as of December 31, 2005, by and between Arch Coal Sales Company, Inc., and Magnum.

1.34.	“Memorandum of Understanding” means the Memorandum of Understanding between the United Mine Workers of America, on behalf of itself and its members, and Patriot, dated August 26, 2013.

1.35.	“Merger” has the meaning set forth in the recitals to this Settlement Agreement.

1.36.	“Merger Agreement” has the meaning set forth in the recitals to this Settlement Agreement.

1.37.	“New Lease” has the meaning set forth in Section 4 hereof.

1.38.	“Override Agreement” has the meaning set forth in t he recitals to this Settlement Agreement.

1.39.	“Parties” has the meaning set forth in the recitals to this Settlement Agreement.

1.40.	“Person” means any natural person, entity, estate, trust, union or employee organization or governmental authority.

1.41.	“Petition Date” has the meaning set forth in the re citals to this Settlement Agreement.

1.42.	“Plan” means a plan of reorganization for the Debto rs that is proposed, filed, or confirmed in the Chapter 11 Cases.

1.43.	“Plan Documents” means, with respect to a Plan, di sclosure statement, solicitation procedures order, confirmation order and related notices.

1.44.
“Plan Effective Date” means the effective date of a Confirmed Plan that is (i) not inconsistent with the terms of this Settlement Agreement and (ii) does not include any provision that adversely affects Arch and such provision is not in form and substance reasonably acceptable to Arch.

1.45.	“RLC” has the meaning set forth in the recitals to this Settlement Agreement.

1.46.	“Settlement” means the settlement embodied in this Settlement Agreement.

1.47.	“Settlement Agreement” has the meaning set forth in the preamble hereof.

1.48.
“Settlement Documents” means the Settlement Agreeme nt, the Term Sheet, all other mutually acceptable definitive agreements referenced herein setting forth the terms of the Settlement described herein, and the Approval Order.

1.49.	“Surety Agreement” means that certain Surety Agreem ent, dated November 27, 2012, by and among Arch Coal, Inc., Magnum Coal Company LLC and Patriot Coal Corporation.

1.50.	“STB” has the meaning set forth in the recitals to this Settlement Agreement.

1.51.	“STB Adversary Proceeding” has the meaning set fort h in the recitals to this Settlement Agreement.

1.52.	“Term Sheet” has the meaning set forth in the recit als to this Settlement Agreement.

2.	Cash Payment. Arch shall pay or cause to be paid $5 million in cash to Patriot (the “Cash Payment”) on the Effective Date.

3.	STB Override.

3.1.
As of and subsequent to the Effective Date, Arch shall (i) make all payments required to be paid under the Override Agreement, including all past due prepetition and post-petition amounts, pursuant to and in accordance with the Guaranty; (ii) not request or seek any reimbursement or indemnification from Patriot for any such payments; (iii) not object to the rejection of the Override Agreement or assert that the Override Agreement is integrated with any other contract, agreement or understanding, whether written or oral, by and between Arch, STB and/or any of the Debtors.

3.2.	The parties shall exercise commercially reasonable efforts to reach an agreement with STB, which shall include:

i.	A stay of the STB Adversary Proceeding;

ii.	Withdrawal of STB’s objection to the Lease Assumptions and withdrawal of STB’s motion to compel payments of amounts due under the Override Agreement;

iii.
Entering into a Stipulation and Order of Voluntary Dismissal by and between RLC, Arch and STB, pursuant to which (a) the Override Agreement is rejected, and no rejection damages result therefrom, (b) the STB Adversary Proceeding is dismissed, and (c) STB irrevocably withdraws any and all proofs of claim filed against the Debtors in the Chapter 11 Cases and releases the Debtors from any and all Causes of Action including, but not limited to, any counterclaims and defenses asserted by or that could be asserted by STB in the STB Adversary Proceeding.

4.	Lease Assumptions. As of the Effective Date,

4.1.
Patriot shall assume, pursuant to Section 365 of the Bankruptcy Code, the Kelly-Hatfield Lease, which shall hereby be deemed amended to waive any minimum royalty payments otherwise due thereunder from and after January 1, 2014.

4.2.
ALKH and RLC shall enter into a lease (the “New Lea se”) to become effective as of January 1, 2015 for the premises currently subject to the Kelly-Hatfield Lease, under terms and conditions customary for mineral leases in the industry that are not economically adverse to Patriot, to include, without limitation: (a) a base royalty rate of 6%, with total advance minimum annual royalty payments of $0 through December, 31, 2016 (through calendar year 2016), and thereafter, $500,000, with a five (5) year rolling recoupment period and (b) a term of ten (10) years with two five (5) year renewal or extension periods and then renewable or extendable annually thereafter for so long as mineable and merchantable coal remains on the premises.

4.3.
Arch shall withdraw its objection to any currently pending motion to assume the Kelly-Hatfield Lease or any other lease (the “Lease Assumptions”) and shall not object to the Lease Assumptions or assert that any of the leases is integrated with or not severable from any other agreement.

5.
Contract Assumptions. Patriot shall, as of the Effective Date, assume, pursuant to Section 365 of the Bankruptcy Code, the contracts listed on Schedule 1 hereto (collectively, the “Contract Assumptions”), and (ii ) Arch shall not object to the Contract Assumptions.

6.
Contract Rejections. Patriot shall, as of the Effective Date, reject, pursuant to Section 365 of the Bankruptcy Code, (x) the Magnum PSA and (y) the contracts listed on Schedule 2 hereto (collectively, and including rejection of the Magnum PSA, the “Contract Rejections”). Arch shall not object to t he Contract Rejections.

7.	Cure Claims and Rejection Claims.

7.1.
The Parties acknowledge and agree that the cure amount owed to Arch in connection with the Lease Assumptions and the Contract Assumptions is zero, except that the cure amount owed to Arch in connection with the assumption of the Kelly-Hatfield Lease is $1,131,398.45. Arch shall therefore be entitled to an allowed administrative expense claim against RLC in the amount of $1,131,398.45 (the “Allowed Administrative Expense Claim”) in connection with the assumption of the Kelly-Hatfield Lease. Arch shall not assert any additional claims for cure costs in connection with the Contract Assumptions or the Lease Assumptions.

7.2.
Arch shall be entitled to an allowed unsecured claim in the aggregate amount of $95 million as follows: $80.5 million against Magnum Coal Company LLC and $14.5 million against RLC, in respect of rejection damages owed to Arch in connection with the Contract Rejections, the previously rejected Master Coal

Sales and Service Agreement and guarantees related to previously rejected contracts (the “Allowed Unsecured Claims”). Arch s hall not assert any other claims in the Bankruptcy Cases except as preserved or otherwise permitted hereunder.

8.
South Guffey Reserve. On the Effective Date, pursuant to a mutually agreeable purchase agreement, Patriot shall sell and convey to Arch, and Arch shall purchase and receive from Patriot, free and clear of all liens, claims, encumbrances and other interests, all of Patriot’s interests of whatever kind, nature and extent in and to the property and estates contained within the boundary identified and shown on Exhibit B hereto (commonly referred to as the South Guffey Reserve). In exchange, Arch shall (i) pay Patriot $16 million in cash on the Effective Date and (ii) pay Patriot a royalty of 6% on any coal recovered from such property in excess of 6.5 million tons.

9.
Letters of Credit. The Parties shall execute a mutually agreeable amendment to the Surety Agreement that shall be effective on the Effective Date to (i) eliminate Patriot’s obligation to maintain or arrange for the posting of any letters of credit thereunder until December 31, 2015, and (ii) require Patriot to post $8 million of letters of credit thereunder no later than December 31, 2015. Arch and Patriot shall cooperate to cancel the currently outstanding letters of credit.

10.	Releases

10.1.
Releases by the Debtors. Upon the occurrence of the Effective Date, the Debtors and each of their respective estates fully and forever release and shall be deemed to have fully and forever released the Arch Released Parties from any and all Causes of Action, including, without limitation, those Causes of Action based on avoidance liability under federal or state laws, veil piercing or alter ego theories of liability, contribution, indemnification and joint liability or otherwise, and such releases shall be binding on any trustees or successors to the Debtors. As a result, no Causes of Action against the Arch Released Parties will be included in any Litigation Trust established in the Chapter 11 Cases, and the Memorandum of Understanding has been modified accordingly.

10.2.
Releases by Third Parties. To the extent that any Plan provides for the release of claims by third parties against parties other than the Debtors, the Debtors will use reasonable good faith efforts to include the Arch Released Parties in such releases.

10.3.
Releases by Arch. Upon the occurrence of the Effective Date, Arch (i) fully and forever releases and shall be deemed to have fully and forever released the Debtors and their current and former professionals, employees, advisors, officers, directors, agents, predecessors and successors from any and all Causes of Action including, but not limited to, any counterclaims or defenses asserted by or that could be asserted by Arch in the STB Adversary Proceeding, and (ii) irrevocably withdraws and shall be deemed to have withdrawn irrevocably any and all proofs of claim filed against the Debtors in the Chapter 11 Cases other than the Allowed

Unsecured Claims and the Allowed Administrative Expense Claim, including, without limitation, (a) Claim No. 2143 asserting an administrative expense claim in the amount of $614,634.56 and (b) Claim No. 2144 an administrative claim that has been allowed in the amount of $13,500.00, and, upon the Effective Date, such proofs of claim are deemed to be disallowed with prejudice without further order of the Bankruptcy Court, and the Debtors’ claims agent and the clerk of the Bankruptcy Court are authorized and directed to amend the Debtors’ claims register accordingly.

11.	Plan of Reorganization

11.1.
Arch shall not object to the confirmation of, and shall vote in favor of, any Plan proposed by the Debtors, provided that such Plan is not inconsistent with and does not breach or alter the terms of the Settlement Documents, it being understood and agreed by the Parties that the Plan as filed by the Debtors on October 9, 2013, is not inconsistent with and does not breach or alter the terms of the Settlement Documents.

11.2.
Patriot shall not propose or support any Plan that would (i) breach or alter the terms of the Settlement Documents, (ii) include any provision for a litigation trust or other similar arrangement that preserves the Debtors’ Causes of Action against the Arch Released Parties released hereunder, or (iii) includes any provision that adversely affects Arch unless such provision is in form and substance reasonably acceptable to Arch.

12.
Rule 2004 Discovery. Pursuant to the Term Sheet, any obligations of Arch to respond to any discovery request of the Debtors or Committee, including, without limitation, the Rule 2004 Subpoena propounded upon Arch (collectively, the “Arch Discovery Obligations”) have been suspended, and the statute of limitations with respect to any Causes of Action of the Debtors against Arch have been tolled until the earlier of March 31, 2014 or the Effective Date. Upon the Effective Date, Arch shall have no further Arch Discovery Obligations, and the Rule 2004 Subpoena shall be deemed withdrawn.

13.	Representations.

13.1.
Each Party represents to all other Parties that: (i) it is authorized to execute and deliver this Settlement Agreement and all other agreements, documents and instruments to be executed and/or delivered in connection herewith or therewith and perform its obligations hereunder or thereunder (in the case of the Debtors, subject to entry of the Approval Order) and (ii) all claims waived or released pursuant to this Settlement Agreement by that Party have not been assigned or otherwise transferred.

14.	Effective Date.

14.1.	The Effective Date shall occur on the first Business Day on which each of the following conditions has been satisfied:

(a)	The Approval Order has been entered by the Bankruptcy Court; and

(b)	The Plan Effective Date has occurred.

15.	Termination. This Settlement Agreement shall be void ab initio if the Effective Date has not occurred by March 31, 2014.

16.
No Disgorgement, or Subordination of Allowed Claims. the Allowed Unsecured Claims and the Allowed Administrative Expense Claim shall not be subject to (i) any actions, including without limitation, reconsideration under section 502(j) of the Bankruptcy Code, or otherwise; or (ii) any action under section 510 of the Bankruptcy Code or otherwise that would have the effect of subordinating Arch’s claims to the claims of general unsecured creditors or other creditors having the same or lower priority to general unsecured creditors.

17.
Notices.  All communications provided for herein shall be in writing and delivered by (i) electronic mail and (ii) overnight or international air courier to the addresses set forth below, or to such other address as each Party may designate to the other Party named below by notice given in accordance with this Section 17:

If to Arch:	Arch Coal, Inc.
City Place One
St. Louis, MO 63141
Attention: General Counsel

With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Sean A. O’Neal

Patriot Coal Corporation

If to the Debtors:	12312 Olive Boulevard, Suite 400
St. Louis, Missouri, 63141
Attention: General Counsel

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Marshall S. Huebner and Elliot
Moskowitz

18.	Miscellaneous.

18.1.	This Settlement Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, excluding and without regard to the conflict of laws rules thereof.

18.2.
The Bankruptcy Court shall retain jurisdiction to resolve any dispute arising out of or relating to this Settlement Agreement. The Parties hereby consent to the Bankruptcy Court’s entry of a final order with respect to any such dispute.

18.3.	Each party shall be responsible for its own fees and expenses in connection with the Settlement described in this Settlement Agreement.

18.4.
Upon entry of the Approval Order, this Settlement Agreement, together with the other Settlement Documents, constitutes the entire agreement among the Parties on the subjects addressed herein. Upon entry of the Approval Order, the Settlement Documents supersede in its entirety any term sheet and any subsequent written or oral descriptions of the settlement. No supplement, modification, amendment, waiver or termination of this Settlement Agreement shall be binding unless executed in writing by each of the Parties (or their successors and assigns) to be bound thereby, or by their authorized counsel.

18.5.
This Settlement Agreement is executed without reliance on any representations by any person or entity concerning the nature, cause or extent of injuries, or legal liability therefor, or any other representations of any type or nature except as set forth herein. No contrary or supplementary oral agreement shall be admissible in a court to contradict, alter, supplement, or otherwise change the meaning of this Settlement Agreement. This Settlement Agreement has been negotiated by the Parties adequately represented by counsel, none of whom shall be deemed the “drafter” of the agreement, and no provision of thi s Settlement Agreement shall be applied or interpreted by reference to any rule construing provisions against the drafter.

18.6.
This Settlement Agreement is being entered into in the context of a settlement. Nothing in this Settlement Agreement shall be construed as an admission of liability or fault by any Party, which liability and fault are expressly denied. Except as otherwise expressly provided in this Settlement Agreement, neither the existence of this Settlement Agreement nor anything in this Settlement Agreement shall be deemed to prejudice in any way the position of any Party or its claims or defenses.

18.7.
The provisions of this Settlement Agreement shall be breached and a cause of action accrued thereon immediately on any Party’s commencement of any action contrary to this Settlement Agreement, and in any such action this Settlement Agreement may be asserted both as a defense and as a counterclaim or crossclaim.

18.8.	In the event of any conflict between this Settlement Agreement and the terms of any Confirmed Plan, the terms of this Settlement Agreement shall govern.

18.9.	Facsimile or other electronic copies of signatures on this Agreement are acceptable, and a facsimile or other electronic copy of a signature on this Agreement is deemed an original.

18.10.
This Agreement may be executed in counterparts, each of which is deemed an original, but when taken together constitute one and the same document. A facsimile or scan of a signed copy of the Agreement shall serve as an original executed copy for all purposes.

18.11.
This Settlement Agreement shall be binding on the Parties, their successors (including, without limitation, any chapter 11 or chapter 7 trustee), assigns, transferees, and any other Persons who have asserted or seek to assert claims on behalf of or against the Debtors’ estates.

18.12.
The Parties’ respective rights, obligations, remedies and protections provided for in this Settlement Agreement and the Approval Order shall survive the conversion, dismissal or closing of the Chapter 11 Cases, appointment of a chapter 7 or chapter 11 trustee therein, substantive consolidation thereof and confirmation of any plan of reorganization or liquidation, and the terms and provisions of this Settlement Agreement and Approval Order shall continue in full force and effect notwithstanding the entry of any order effecting any of the foregoing.

18.13.
The Parties acknowledge and agree that a breach of the provisions of this Settlement Agreement by any Party would cause irreparable damage to the other Parties and that such other Parties would not have an adequate remedy at law for such damage. Therefore, the obligations of the Parties set forth in this Settlement Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that the Parties may have under this Settlement Agreement or otherwise. Notwithstanding the foregoing, nothing herein shall impair the Debtors’ ability to act in accordance with their fiduciary duties to maximize the value of their estates.

18.14.
No payment or other obligation of a Party set forth herein shall be delayed, reduced, offset, recouped or withheld based on any claim, allegation or contract between the Debtors and Arch, other than as expressly set forth in this Settlement Agreement.

18.15.
No failure or delay by any party in exercising any right or remedy provided by law under or pursuant to this Settlement Agreement shall impair such right or remedy or be construed as a waiver or variation of it or preclude its exercise at any subsequent time, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

18.16.
If (i) the Bankruptcy Court declines to approve this Settlement Agreement, or (ii) the Approval Order is vacated or reversed prior to the Effective Date, then this Settlement Agreement shall be null and void and the Parties shall revert to their respective positions on the date immediately prior to entry into this Settlement Agreement, and in such event the Parties shall not refer to nor rely on the Settlement Agreement, nor to any of the negotiations that resulted in the Settlement Agreement, nor to any objections filed with respect to the Settlement Agreement, in any further proceedings in connection with the matters that are being settled in connection with the Settlement Agreement.

18.17.
As used in this Settlement Agreement, any reference to any federal, state, local, or foreign law, including any applicable law, will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “ includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, or neutral genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “ this Settlement Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Settlement Agreement as a whole and not to any particular subdivision unless expressly so limited.

18.18.
The provisions of this Settlement Agreement are integrated, essential and non-severable terms of this Settlement Agreement. Each of the provisions of this Settlement Agreement has been agreed upon in consideration of each other provision of this Settlement Agreement. No Party would have entered into this Settlement Agreement unless each of the provisions hereof was valid, binding and enforceable against each other Party. If any provision of this Settlement Agreement is determined not to be valid, binding and enforceable against each Party, this Settlement Agreement shall be terminated and the Parties restored to their respective positions existing immediately before entry into this Settlement Agreement.

18.19.
Each Party shall, at its own expense and upon the reasonable request of the other Party, duly execute and deliver, or cause to be duly executed and delivered, to such Party such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper to carry out the provisions and purposes of this Settlement Agreement, including, without limitation, the use of reasonable best efforts to obtain the Approval Order.

18.20.
Except as specifically set forth herein or therein, this Settlement Agreement and all other agreements, documents, and instruments to be executed and/or delivered in connection herewith or therewith and all transactions contemplated hereby or thereby shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the Parties, the parties released herein, and their respective successors and assigns.

18.21.
Except as specifically set forth herein or therein, this Settlement Agreement and all other agreements, documents and instruments to be executed and/or delivered in connection herewith or therewith may not be transferred, assigned, pledged or hypothecated to an entity by a Party without the prior written consent of all Parties, which consent may not be unreasonably withheld, it being understood and agreed that this provision shall not apply to transfers from the Debtors to the Reorganized Debtors.

18.22.
No failure or delay by a Party in exercising any right, remedy, power or privilege under this Settlement Agreement or any other agreement, document or instrument to be executed and/or delivered in connection herewith or therewith shall operate as a waiver thereof; nor shall any waiver by a Party of any provision or breach hereof or thereof constitute a continuing waiver or waiver on any subsequent occasion or of any subsequent breach of the same or different provision of this Settlement Agreement or any other agreement, document or instrument to be executed and/or delivered in connection herewith or therewith.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties has caused this Settlement Agreement to be executed and delivered as of the last date set forth below.

Patriot Coal Corporation, on behalf of itself
And its affiliated debtors and debtors-in-possession

By: /s/ Joseph W. Bean
Name: Joseph W. Bean
Title: Senior Vice President-Law and Administration
Date: October 23, 2013

Arch Coal, Inc., on behalf of itself
And its subsidiaries and affiliates

By: ____________________
Name:
Title:
Date:

IN WITNESS WHEREOF, each of the Parties has caused this Settlement Agreement to be executed and delivered as of the last date set forth below.

Patriot Coal Corporation, on behalf of itself
And its affiliated debtors and debtors-in-possession

By:
Name:
Title:
Date:

Arch Coal, Inc., on behalf of itself
And its subsidiaries and affiliates

By: /s/ Robert G. Jones
Name: Robert G. Jones
Title: Senior Vice President-General Counsel
Date: 10-23-13

SCHEDULE 1

Contract ID	Date of Contract	Counterparty	Debtor Party
		ALLEGHENY LAND	ROBIN LAND COMPANY,
LND7150	12/31/05	COMPANY	LLC
		ARCH COAL SALES	ROBIN LAND COMPANY,
LND7146	12/31/05	COMPANY, INC.	LLC
APOGEE COAL
COMPANY, LLC; ROBIN
LND7148	12/31/05	Arch of West Virginia, Inc.	LAND COMPANY, LLC
ROBIN LAND COMPANY,
LND7136	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7137	12/8/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7138	12/8/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7139	12/8/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7140	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7141	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LLC; MAGNUM COAL
LND7142	12/22/05	ARK LAND COMPANY	COMPANY LLC
ROBIN LAND COMPANY,
LND7143	12/21/05	ARK LAND COMPANY	LLC

Contract ID	Date of Contract	Counterparty	Debtor Party
ROBIN LAND COMPANY,
LND7144	12/8/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7145	12/8/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7147	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LLC; MAGNUM COAL
LND7149	12/28/05	ARK LAND COMPANY	COMPANY LLC
ROBIN LAND COMPANY,
LND7151	11/28/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7152	10/26/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7154	12/30/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7155	12/30/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7156	12/29/05	ARK LAND COMPANY	LLC

Contract ID	Date of Contract	Counterparty	Debtor Party
ROBIN LAND COMPANY,
LND7157	12/30/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7158	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7159	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7160	12/31/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7161	12/29/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7162	12/29/05	ARK LAND COMPANY	LLC
ROBIN LAND COMPANY,
LND7153	12/31/05	JULIAN TIPPLE, INC.	LLC

SCHEDULE 2

Contract ID	Date of Contract	Counterparty	Debtor Party
MAGNUM COAL COMPANY
LND 7008	12/31/2005	ARCH COAL, INC.	LLC
PATRIOT COAL
CA 001	2/6/2012	ARCH COAL, INC.	CORPORATION
		ALLEGHENY LAND	ROBIN LAND COMPANY,
LND 7051	12/30/2005	COMPANY	LLC
		ALLEGHENY LAND	ROBIN LAND COMPANY,
LND 7054	12/30/2005	COMPANY	LLC
		ALLEGHENY LAND	ROBIN LAND COMPANY,
LND 7057	12/30/2005	COMPANY	LLC
		ALLEGHENY LAND	ROBIN LAND COMPANY,
LND 7072	12/30/2005	COMPANY	LLC
		ALLEGHENY LAND	ROBIN LAND COMPANY,
LND 7083	12/31/2005	COMPANY	LLC
		ARCH COAL SALES	ROBIN LAND COMPANY,
LND 7043	12/30/2005	COMPANY, INC.	LLC
ROBIN LAND COMPANY,
LND 7073	12/30/2005	ARCH COAL, INC.	LLC
		Arch of West Virginia,	ROBIN LAND COMPANY,
LND 7047	12/30/2005	Inc.	LLC
LMS0138-		ARK LAND	ROBIN LAND COMPANY,
001	12/31/2005	COMPANY	LLC
LMS0138-		ARK LAND	ROBIN LAND COMPANY,
002	5/22/2007	COMPANY	LLC

Contract ID	Date of Contract	Counterparty	Debtor Party
		ARK LAND	ROBIN LAND COMPANY,
LND 7006	12/31/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7025	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7027	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7028	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7029	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7030	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7031	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7032	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7033	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7034	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7036	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7037	12/30/2005	COMPANY	LLC

Contract ID	Date of Contract	Counterparty	Debtor Party
		ARK LAND	ROBIN LAND COMPANY,
LND 7038	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7039	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7040	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7041	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7042	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7044	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7048	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7049	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7050	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7052	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7059	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7060	12/30/2005	COMPANY	LLC

Contract ID	Date of Contract	Counterparty	Debtor Party
		ARK LAND	ROBIN LAND COMPANY,
LND 7068	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7069	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7070	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7071	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7074	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7078	12/31/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7079	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7081	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7082	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7085	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7087	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7089	12/30/2005	COMPANY	LLC
		ARK LAND	ROBIN LAND COMPANY,
LND 7091	12/30/2005	COMPANY	LLC

Contract ID	Date of Contract	Counterparty	Debtor Party
ROBIN LAND COMPANY,
LND 7065	12/31/05	JULIAN TIPPLE, INC.	LLC
ROBIN LAND COMPANY,
LND 7066	12/31/05	JULIAN TIPPLE, INC.	LLC
ROBIN LAND COMPANY,
LND 7067	12/31/05	JULIAN TIPPLE, INC.	LLC

EXHIBIT A

Approval Order

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MISSOURI
EASTERN DIVISION

In re:
Chapter 11
Case No. 12-51502-659
PATRIOT COAL CORPORATION, et al.,	(Jointly Administered)

Debtors.1

ORDER AUTHORIZING AND APPROVING PURSUANT TO
11 U.S.C. §§ 105(a) AND 363(b) AND FED. R. BANKR. P. 9019(a)
THE SETTLEMENT WITH ARCH COAL, INC.

Upon the motion (the “ Motion”) 2 of Patriot Coal Corporation and its subsidiaries that are debtors and debtors in possession in these proceedings (collectively, the “ Debtors”) for entry of an order pursuant to sections 105(a) and 363(b) of the Bankruptcy Code and Bankruptcy Rule 9019(a), and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. § 1334; and consideration of the Motion and the requested relief being a core proceeding that the Bankruptcy Court can determine pursuant to 28 U.S.C. § 157(b)3; and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided in accordance with the Order Establishing Certain Notice, Case Management and Administrative Procedures entered on March 22, 2013 [ECF No. 3361]; and it appearing that

1 The Debtors are the entities listed on Schedule 1 attached to the Motion (as defined herein). The employer tax identification numbers and addresses for each of the Debtors are set forth in the Debtors’ chapter 11 petitions.

2 Unless otherwise defined herein, each capitalized term shall have the meaning ascribed to such term in the Motion, or, if not defined in the Motion, the Settlement Agreement (as defined herein).

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

1

no other or further notice need be provided; and the Court having reviewed the Motion; [and having held a hearing with appearances of parties in interest noted in the transcript thereof (the “ Hearing”)]; and the relief requested in the Motion being i n the best interests of the Debtors and their respective estates and creditors; and the Debtors having articulated good, sufficient and sound business justifications and compelling circumstances for the Arch Settlement; and the settlement and compromise reflected by the Arch Settlement being fair, reasonable and equitable to all of the parties in interest and the Court having determined that the legal and factual bases set forth in the Motion [and at the Hearing] establish just cause for the relief granted herein; and the terms and conditions of the Arch Settlement having been negotiated in good faith and at arm’s length by the Debtors and Arch; and upon all of the proceedings had before the Court and after due deliberation and sufficient cause appearing therefor, it is hereby

ORDERED that the relief requested in the Motion is hereby granted as set forth herein; and it is further

ORDERED that any objection to the Motion and the Arch Settlement is hereby overruled with prejudice; and it is further

ORDERED that pursuant to sections 105(a), and 363(b) of the Bankruptcy Code and Bankruptcy Rule 9019, the settlement agreement, substantially in the form attached hereto as Exhibit A (the “Settlement Agreement”), is approved in its entirety and all of its term s are incorporated herein by reference; and it is further

ORDERED that the failure to specifically include any particular provision of the Settlement Agreement in this Order shall not diminish or impair the effectiveness of such

2

provision, it being the intent of the Court that the Settlement Agreement be authorized and approved in its entirety; and it is further

ORDERED that the Settlement Agreement shall be binding upon Patriot and upon Arch, and each of their successors and assigns; and it is further

ORDERED that neither the Debtors nor Arch shall take any action that is inconsistent with the Settlement Agreement; and it is further

ORDERED that the Debtors are authorized to execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers and to take any and all actions reasonably necessary or appropriate to consummate, complete, execute, and implement the Settlement Agreement and the relief granted in this Order, in accordance with the terms and conditions thereof; and it is further

ORDERED that upon the occurrence of the Effective Date (as defined in the Settlement Agreement), the Debtors and each of their respective estates fully and forever release and shall be deemed to have fully and forever released Arch and its current and former professionals, employees, advisors, officers, directors, agents, predecessors, and successors (not including ArcLight Capital Partners, LLC or its subsidiaries, affiliates, or managed entities) (the “ Arch Released Parties”) from any and all Causes of Action 4,

4 “Causes of Action” means, without limitation, any and all actions, proceedings, causes of action, controversies, liabilities, obligations, rights, rights of set-off, recoupment rights, suits, damages, judgments, accounts, defenses, offsets, powers, privileges, licenses, franchises, claims (as defined in section 101(5) of the Bankruptcy Code and including alter-ego claims and claims under chapter 5 of the Bankruptcy Code as well as any claims or rights created pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of the above-captioned chapter 11 cases, counterclaims, cross-claims, affirmative defenses and demands of any kind or character whatsoever, whether known or unknown, asserted or unasserted, reduced to judgment or otherwise, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in contract or in tort, in law, in equity or otherwise in any court, tribunal, forum or proceeding, under any local, state, federal, foreign, statutory, regulatory or other law or rule, based in whole or in part upon any act or omission or other event occurring prior to July 9, 2012 or during the course of the Chapter 11 Cases, including through the Effective Date, in all cases other than those arising under the Settlement Agreement or this Order, or otherwise expressly preserved under the Settlement Agreement or this Order, including, but not limited to, those that Arch

3

including, without limitation, those Causes of Action based on avoidance liability under federal or state laws, veil piercing or alter-ego theories of liability, contribution, indemnification and joint liability or otherwise, and such releases shall be binding on any trustees or successors to the Debtors; and it is further

ORDERED that Arch shall have (i) allowed unsecured claims in the aggregate amount of $95 million as follows: an allowed unsecured claim of $80.5 million against Magnum Coal Company LLC, and an allowed unsecured claim of $14.5 million against Robin Land Company, LLC (together, the “ Allowed Unsecured Claims”), and (ii) an allowed administrative expense claim of $1,131,398.45 (the “ Allowed Administrative Expense Claim”) and, upon the Effective Date, the Debtors’ claim s agent and the Clerk of the Court are authorized and directed to amend the Debtors’ claims register accordingly; and it is further

ORDERED that upon the occurrence of the Effective Date, Arch (i) fully and forever releases and shall be deemed to have fully and forever released the Debtors and their current and former professionals, employees, advisors, officers, directors, agents, predecessors, and successors from any and all Causes of Action including, but not limited to, any counterclaims or defenses asserted by or that could be asserted by Arch in the STB Adversary Proceeding, and (ii) irrevocably withdraws and shall be deemed to have withdrawn irrevocably any and all proofs of claim filed against the Debtors in the Chapter 11 Cases other than the Allowed Unsecured Claims and the Allowed Administrative Expense Claim, including, without limitation, (a) Claim No. 2143 asserting an administrative expense claim in the amount of $614,634.56 and (b) Claim No. 2144 an administrative claim that has been allowed in the may have against any of the Debtors arising under or related to any agreement entered into after the Petition Date or assumed prior to or as of the Effective Date, which are not released and are expressly preserved.

4

amount of $13,500.00, and, upon the Effective Date, such proofs of claim are hereby deemed to be disallowed with prejudice without further order of this Court, and the Debtors’ claims agent and the Clerk of the Court are authorized and directed to amend the Debtors’ claims register accordingly; and it is further

ORDERED that no payment or other obligation of Arch set forth in the Settlement Agreement shall be delayed, reduced, offset, recouped or withheld based on any claim, allegation or contract between the Debtors and Arch, other than as expressly set forth in the Settlement Agreement; and it is further;

ORDERED that nothing in this Order or in the Settlement Agreement is to be construed as (i) releasing, discharging, precluding, waiving, or enjoining Arch’s or any third party’s liability to the UMWA 1974 Pension Plan, the UMWA 1992 Benefit Plan, the UMWA Combined Benefit Fund, the UMWA 2012 Retiree Bonus Account Trust or the UMWA 1993 Benefit Plan (collectively, the “ UMWA Plans”), if any, on account of any claim by or on behalf of the UMWA Plans; or (ii) affecting the rights and defenses of any party with respect to any such alleged right or claim. It being understood that this provision shall not apply with respect to any Causes of Action of the Debtors or the Reorganized Debtors against Arch that are released hereunder; and it is further

ORDERED that, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, upon the occurrence of the Effective Date and Arch’s payment of $16 million to Patriot, the South Guffey Reserve shall be deemed to be transferred to Arch, free and clear of any and all liens, claims and interests of all persons with any interest in, to and with respect to the South Guffey Reserve, whether arising prior to, during or subsequent to these Chapter 11 cases or imposed by agreement, understanding, law, equity or otherwise; provided, however, that

5

nothing in this Order shall affect the rights of the Debtors and Arch under the Settlement Agreement; and it is further

ORDERED that the transactions contemplated by the Settlement Agreement, including without limitation the transfer of South Guffey Reserve to Arch free and clear of all liens, claims and interests, are undertaken by Arch in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and that neither the Debtors nor Arch has engaged in any conduct that would cause or permit any transactions contemplated by the Settlement Agreement, including the transfer of the South Guffey Reserve, to be avoidable under Section 363(n) of the Bankruptcy Code, and that the consideration being provided by Arch in exchange for the transfer of the South Guffey Reserve constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act, and under the laws of the United States, any state, territory or possession thereof, and the District of Columbia. Accordingly, the reversal or modification on appeal of the authorization to consummate the transfer of the South Guffey Reserve and the transactions contemplated by the Settlement Agreement shall not affect the validity of the transfer of the South Guffey Reserve to Arch, unless such authorization is duly stayed pending such appeal. Arch is a purchaser in good faith of the South Guffey Reserve and shall be entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code; and it is further

ORDERED that entry into the Arch Settlement by the Debtors and the performance and fulfillment of their obligations thereunder, does not constitute the solicitation of a vote on a plan of reorganization, does not violate any law, including the Bankruptcy Code, and does not give rise to any claim or remedy against any of the Debtors; and its further

6

ORDERED that the Debtors are authorized and directed, upon the Effective Date, to assume the contracts listed on Schedule 1 of the Settlement Agreement as of the Effective Date, amend and assume the Kelly-Hatfield Lease, allow the Allowed Administrative Expense Claim as the cure amount owed in connection with the assumption of the Kelly-Hatfield Lease, and execute the New Lease, on the terms and subject to the conditions set forth in the Settlement Agreement; and it is further

ORDERED that the Debtors are authorized and directed to reject the PSA and the contracts listed on Schedule 2 to the Settlement Agreement, each as of the Effective Date; and it is further

ORDERED that, upon the Effective Date, the Rule 2004 Subpoena shall be deemed withdrawn, on the terms and subject to the conditions set forth in the Settlement Agreement; and it is further

ORDERED that the effect of this Order shall survive the conversion, dismissal and/or closing of these chapter 11 cases, appointment of a chapter 11 trustee, confirmation of a plan of reorganization and/or the substantive consolidation of these chapter 11 cases with any other case or cases and shall be binding on any successor (including a chapter 7 or chapter 11 trustee) of any of the Debtors; and it is further

ORDERED that the provisions of the Settlement Agreement are integrated, essential and non-severable terms of the Settlement Agreement; and it is further

ORDERED that to the extent of any conflict between the terms of this Order and any chapter 11 plan confirmed in the Chapter 11 Cases or any other order of this Court, the terms of this Order shall control; and it is further

7

ORDERED that proper, timely, adequate and sufficient notice of the Motion has been provided, and no other or further notice of the Motion or the entry of this Order shall be required; and it is further

ORDERED that, in the event the Effective Date does not occur, the releases granted by this Order shall by void ab initio; and it is further

ORDERED that, notwithstanding the possible applicability of Bankruptcy Rules

4001(d), 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

Dated:  _________________, 2013
St. Louis, Missouri

________________________________________ THE HONORABLE KATHY SURRATT-STATES CHIEF UNITED STATES BANKRUPTCY JUDGE

Order prepared by:
Marshall S. Huebner
Elliot Moskowitz
Brian M. Resnick
Michelle M. McGreal
DAVIS POLK & WARDWELL LLP
450 Lexington Avenue
New York, New York  10017

8

EXHIBIT B

South Guffey Reserve

ArchCoal
Patriot Guffey Property
Exhibit A
Identified Guffey Reserve Boundary
ACI Coal Control
1 inch = 3,000 feet
Date: 10/3/2013